UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2016

LogMeIn, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34391	20-1515952
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

320 Summer Street Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781)-638-9050

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2016, the Board of Directors of LogMeIn, Inc. (the “Company”) approved the following changes to William R. Wagner’s compensation:

For fiscal 2016, Mr. Wagner will be entitled to an annual base salary in the amount of $450,000 and an annual cash incentive bonus of $450,000, assuming the Company’s achievement of 100% of the Company’s established target performance goals for fiscal 2016. Mr. Wagner’s actual bonus payment for the 2016 calendar year will be based on the Company’s level of achievement of its performance objectives and goals. As an executive officer of the Company, Mr. Wagner’s annual cash incentive bonus will be subject to the Company’s executive compensation recovery, or “clawback,” policy, which requires the reimbursement of excess incentive-based cash compensation provided to our executive officers in the event of certain restatements of our financial statements. Additionally, Mr. Wagner was granted 37,500 restricted stock units under the Company’s 2009 Stock Incentive Plan, which shall vest in three equal installments over a three-year period commencing on January 7, 2016 so that 100% of the restricted stock units will be vested as of January 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGMEIN, INC

Date: January 8, 2016	By:	/s/ Michael J. Donahue
Michael J. Donahue
Secretary